EXECUTION VERSION
FIRST AMENDMENT AND LIMITED WAIVER TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT AND SECOND AMENDED AND RESTATED SECURITY AGREEMENT
This First Amendment and Limited Waiver to Third Amended and Restated Credit Agreement and Second Amended and Restated Security Agreement, dated as of July 29, 2024 (this "Amendment"), by and among STONEX COMMODITY SOLUTIONS LLC, a Delaware limited liability company (formerly known as FCStone Merchant Services, LLC) (the "Borrower"), STONEX GROUP INC., a Delaware corporation (formerly known as INTL FCStone Inc.) (the "Guarantor"), the financial institutions executing this Amendment as Lenders, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent for the Lenders (the "Administrative Agent").
PRELIMINARY STATEMENTS
A. The Borrower, the Guarantor, the Lenders party thereto from time to time and the Administrative Agent entered into a Third Amended and Restated Credit Agreement dated as of July 28, 2022, (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B. The Borrower and the Administrative Agent entered into a Second Amended and Restated Security Agreement dated as of January 29, 2020, (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Security Agreement” and, as amended by this Amendment, the “Security Agreement”).
C. The Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Existing Credit Agreement to, among other things, extend the Termination Date to July 29, 2025 and decrease the Revolving Commitment to an amount equal to $300,000,000.
D. The Borrower has further requested that the Lenders and the Administrative Agent waive the Event of Default that may have arisen under Section 9.1(b) of the Existing Credit Agreement for failure to comply with Section 8.8(h) of the Existing Credit Agreement in connection with the filing of an ‘all asset’ UCC-1 financing statement with the Secretary of State of the State of Delaware in favor of The Bank of New York Mellon, as secured party, with filing number 2024 1379443 (such financing statement, the “BNY Financing Statement” and such Event of Default, the “Specified Default”), which the Lenders, constituting all Lenders under the Existing Credit Agreement, and the Administrative Agent are willing to do, all on the terms and subject to the conditions set forth herein.
E. The Lenders party hereto and already a party to the Existing Credit Agreement have agreed to increase, decrease or maintain, as applicable, their respective Commitments.
F. Subject to the terms and conditions hereof, the Lenders party hereto and the Administrative Agent have agreed to the requested amendments and to waive the Specified Default.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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Section 1.AMENDMENTS.
Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Credit Agreement shall be and hereby is amended as follows:
1.1The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.
1.2Section 2(n) of the Existing Security Agreement is hereby amended and restated in its entirety as follows:
“(n)    Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof; all of the foregoing being herein sometimes referred to as the “Collateral”; provided that in no event shall any Permitted Accounts Receivables Sales, and deposits held therein, constitute Collateral.”
1.3    The Existing Credit Agreement is hereby further amended by (i) replacing each of Schedule 1, Schedule 5.1, Schedule 6.5, Exhibit D and Exhibit G thereto, in each case, in its entirety with Schedule 1, Schedule 5.1, Schedule 6.5, Exhibit D and Exhibit G attached hereto, respectively, and (ii) adding a new Schedule 5.1(A), Schedule 5.1(B), Schedule 5.1(C), Schedule 5.1(D), Schedule 5.1(E), Schedule 5.1(F) and Exhibit I, which, in each case, shall be attached to the Credit Agreement, as set forth in Schedule 5.1(A), Schedule 5.1(B), Schedule 5.1(C), Schedule 5.1(D), Schedule 5.1(E), Schedule 5.1(F) and Exhibit I attached hereto, respectively.
Section 2.LIMITED WAIVER. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Lenders party hereto and the Administrative Agent hereby waive (the “Limited Waiver”) the Specified Default. The parties hereto agree that the Limited Waiver shall be limited precisely as written and, except as expressly set forth in this Section 2, shall not be deemed to be a consent to any amendment, waiver, or modification of any other term or condition of the Credit Agreement or any other Loan Document. Notwithstanding the foregoing, the Limited Waiver shall expire, and the Specified Default shall be an Event of Default under the Credit Agreement, in the event that the Administrative Agent shall not have received, by not later than five (5) Business Days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion), evidence reasonably satisfactory to the Administrative Agent that the BNY Financing Statement shall not have been terminated, or amended in a manner reasonably satisfactory to the Administrative Agent in order to constitute a Lien permitted under Section 8.8(h) of the Credit Agreement.
Section 3.COMMITMENTS; EXITING LENDERS.
3.1Each Lender (a) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, and (b) agrees that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit decisions to enter into this Amendment. Each Lender acknowledges that upon the effectiveness of this Amendment its Revolving Commitments are accurately set forth on Schedule 1.
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3.2Any Lender party to the Existing Credit Agreement that executes and delivers the consent attached hereto as Annex B and elects the cash settlement and exit option therein (each, a “Consenting Exiting Lender”) shall have its Revolving Loans (and accrued interest) and all other amounts owing in respect of any Revolving Loans repaid in full as of the First Amendment Effective Date, and all Revolving Commitments of such Consenting Exiting Lender shall be deemed to be terminated as of the First Amendment Effective Date and shall have no rights or obligations under the Credit Agreement or other Loan Documents (except with respect to (i) Section 13.15 of the Credit Agreement, (ii) those provisions of the Credit Agreement or any other Loan Document which by their express terms survive the payment of the Obligations and termination of the Revolving Commitments (including the ability of the Lenders to submit any costs payable under Sections 10.1 and 10.2(a) and Section 1.9 of the Credit Agreement) and (iii) those other definitions and provisions of the Credit Agreement and such Loan Documents that are necessary to interpret, give effect to or enforce such foregoing Sections and provisions).
3.3To the extent that any Lender party to the Existing Credit Agreement does not consent to this Amendment (such Lender, in such capacity, a “Non-Consenting Lender”), the Revolving Commitments of such Non-Consenting Lender shall be replaced (and the Revolving Loans of such Non-Consenting Lender shall be assumed) by one or more Lenders party hereto in accordance with Section 1.11 of the Credit Agreement and Schedule 1 to the Credit Agreement. All Revolving Loans (and accrued interest) of any Non-Consenting Lender shall be repaid in full as of the First Amendment Effective Date, and all Revolving Commitments of such Non-Consenting Lender shall be deemed to be terminated as of the First Amendment Effective Date.
3.4Each Consenting Exiting Lender sells and assigns to each Lender party hereto (other than any other Consenting Existing Lender), on the First Amendment Effective Date, all of such Consenting Exiting Lender’s interest in and rights and obligations under the Existing Credit Agreement (each an “Assignment” and, collectively, the “Assignments”). After giving effect to such sale and assignment, the Revolving Commitments of each Lender hereunder will be as set forth on Schedule 1 attached hereto.
3.5Subject to any Borrowings and/or prepayments occurring on the First Amendment Effective Date, in consideration of the Assignments contemplated hereby, each Lender party hereto (other than each Consenting Exiting Lender) shall promptly pay to the Administrative Agent for the account of each Consenting Exiting Lender an amount sufficient to effectuate the purchase of outstanding Revolving Loans from each Consenting Exiting Lender.
3.6Each Consenting Exiting Lender (i) represents and warrants that it is the legal and beneficial owner of the interests being sold and assigned by it hereunder and that such interests are free and clear of any adverse claim created by it, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
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Section 4.REALLOCATION OF REVOLVING LOANS.
Pursuant to this Amendment, upon the effectiveness hereof, the aggregate amount of the Revolving Commitments will be decreased and, as a result, any Revolving Loans outstanding on the date hereof may not be held pro rata by the Lenders in accordance with their respective Revolving Commitments. To remedy the foregoing, on date hereof, to the extent any Revolving Loans are then outstanding, the Administrative Agent is authorized to reallocate the Revolving Loans (the “Reallocated Loans”) so that after giving effect to this Amendment the Revolving Loans will be held by all the Lenders pro rata in accordance with their respective Revolving Commitments. From and after the date hereof, the Administrative Agent shall make all payments in respect of the Reallocated Loans (including payments of interest, fees, and other amounts) to the respective Lenders that held such Reallocated Loans prior to the date hereof for amounts which have accrued to but excluding the date hereof and to the respective Lenders that held such Reallocated Loans on and after the date hereof for amounts which have accrued from and after the date hereof. If any Reallocated Loans are reallocated as set forth above on any day other than on the last day of an Interest Period applicable thereto, the Borrower shall pay each Lender the amount that would be payable under Section 1.9 of the Credit Agreement as if such Reallocated Loans had been prepaid on the date hereof.
Section 5.CONDITIONS.
The effectiveness of this Amendment (the “First Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:
5.1Amendment. The receipt by the Administrative Agent of this Amendment duly executed by the Borrower, the Guarantor, and the Lenders party hereto.
5.2Notes. The receipt by the Administrative Agent of, if requested by any Lender, a duly executed Note of the Borrower in favor of such Lender, dated as of the date hereof, and otherwise in compliance with the provisions of Section 1.8 of the Credit Agreement.
5.3Borrowing Base Certificate. The receipt by the Administrative Agent of a Borrowing Base Certificate dated no more than five (5) Business Days prior to the date hereof, showing the computation of the Borrowing Base (after giving effect to this Amendment) in reasonable detail.
5.4Secretary Certificate. The receipt by the Administrative Agent of (i) copies of the Borrower’s and the Guarantor’s certificate of formation or articles of incorporation, as applicable, certified by the secretary of the state of its formation or incorporation, as applicable, and operating agreements or bylaws, as applicable (or comparable organizational documents) and any amendments thereto, (ii) copies of resolutions of the Borrower’s and the Guarantor’s Board of Directors (or similar governing body) authorizing the execution and delivery of this Amendment and performance of the Credit Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (iii) specimen signatures of the persons authorized to execute such documents on the Borrower’s and the Guarantor’s behalf and (iv) copies of the certificates of good standing for the Borrower and the Guarantor (dated no earlier than thirty (30) days prior to the date hereof) from the office of the secretary of the state of its incorporation or formation, all certified, in each case, by its Secretary or Assistant Secretary.
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5.5Legal Opinion. The receipt by the Administrative Agent of the favorable written opinion of counsel to the Borrower and each Guarantor, in form and substance satisfactory to the Administrative Agent.
5.6No Default or Event of Default (other than the Specified Default) shall have occurred and be continuing or would occur as a result of giving effect to this Amendment.
5.7Each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.
5.8Fees. The payment by Borrower of (i) a fee for the benefit of each Lender, in such amounts as may have been disclosed to each such Lender and as agreed to by Borrower in a separate fee letter and (ii) all other fees, costs and expenses as may be owing to the Administrative Agent by Borrower (including, without limitation, the fees and expenses of counsel for the Administrative Agent).
5.9Lien Searches. The receipt by the Administrative Agent of UCC, tax, and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on its Property except as permitted by Section 8.8 of the Credit Agreement.
5.10KYC. The receipt by the Administrative Agent and each Lender at least five (5) days prior to the date hereof of (i) all documents, certificates, and other information requested by each Lender required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering regulations, including the Act, and (ii) a Beneficial Ownership Certification.
5.11No Material Adverse Effect. There shall have been no change in the business, condition (financial or otherwise), operations, performance, or Properties of the Borrower or the Guarantor shall have occurred since September 30, 2023, that has caused or could reasonably be expected to cause a Material Adverse Effect.
Section 6.REPRESENTATIONS.
6.1The Borrower heretofore executed and delivered to the Administrative the Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
6.2The Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Existing Credit Agreement and the other Loan Documents effected pursuant to this Amendment. The Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment, the Guaranty set forth in Section 12 of the Credit Agreement and each other Loan Document to which it is a party
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(including each agreement subordinating the Holdings Subordinated Debt to the Secured Obligations) continue in full force and effect and are the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). The Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Guarantor is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.
6.3In order to induce the Administrative Agent and the Lenders party hereto to execute and deliver this Amendment, the Borrower and the Guarantor hereby represent to the Administrative Agent and to the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement and the other Loan Documents are and remain true and correct as if made on the date hereof (except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date) (and solely for purposes of this Section 6.3, the financial statements specified in Section 6.5 of the Credit Agreement, shall deem to refer to the financial statements most recently delivered pursuant to Section 8.5(c) and (d) of the Credit Agreement, and the representations specified in Section 6.7 of the Credit Agreement shall be deemed to be made on the First Amendment Effective Date) and (b) they are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default (other than the Specified Default) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
Section 7.RELEASE. The Borrower and the Guarantor hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all liabilities and causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby, based on the acts or omissions of the Administrative Agent or any Lender and any such Person’s past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the First Amendment Effective Date, that the Borrower and the Guarantor ever had, have or may have against the Released Parties.
Section 8.MISCELLANEOUS.
8.1Except as specifically amended herein, each of the Existing Credit Agreement and the Existing Security Agreement, as applicable, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement or Security Agreement, as applicable, any reference in any of such items to the
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Existing Credit Agreement or the Existing Security Agreement, as applicable, being sufficient to refer to the Credit Agreement or Security Agreement, as applicable.
8.2The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
8.3This Amendment constitutes a Loan Document.
8.4This Amendment shall be construed in accordance with, and all matters arising out of or relating in any way whatsoever to this Amendment (whether in contract, tort, or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties hereto in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
8.5The Borrower, the Guarantor, the Administrative Agent and the Lenders party hereto irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.
8.6This Amendment may be executed counterparts in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
[SIGNATURE PAGES TO FOLLOW]
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This Amendment is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“Borrower”

STONEX COMMODITY SOLUTIONS LLC

By: /s/ Brent Grecian
Name: Brent Grecian
Title: CEO

“Guarantor”

STONEX GROUP INC.

By: /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

[Signature Page to First Amendment and Limited Waiver to Third Amended and Restated Credit Agreement and Second Amended and Restated Security Agreement]

“Administrative Agent And Lenders”

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent, L/C Issuer, and a Lender

By: /s/ Naoko Kojima
Name: Naoko Kojima
Title: Managing Director

By: /s/ Haydn Scarr
Name: Hadyn Scarr
Title: Managing Director

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By: /s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Managing Director

ING CAPITAL LLC, as a Lender

By: /s/ Christopher Weik
Name: Christopher Weik
Title: Director

By: /s/ Caroline Vincent
Name: Caroline Vincent
Title: Director

COBANK, ACB, as a Lender

By: /s/ Jared Greene
Name: Jared Greene
Title: Assistant Corporate Secretary

[Signature Page to First Amendment and Limited Waiver to Third Amended and Restated Credit Agreement and Second Amended and Restated Security Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Kathleen Mooney
Name: Kathleen Mooney
Title: Director

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Martin H. McGinty
Name: Martin H. McGinty
Title: Director

ARVEST BANK, as a Lender

By: /s/ Kevin J. Rooney
Name: Kevin J. Rooney
Title: SVP

COMPEER FINANCIAL, PCA, as a Lender

By: /s/ Rick Harbath
Name: Rick Harbath
Title: VP Food & Agribusiness

VALLEY NATIONAL BANK, as a Lender

By: /s/ Cliff Niebling
Name: Cliff Niebling
Title: First Vice President

HIGH PLAINS FARM CREDIT, FLCA, as a Lender

By: /s/ Alan Robinson
Name: Alan Robinson
Title: Director

[Signature Page to First Amendment and Limited Waiver to Third Amended and Restated Credit Agreement and Second Amended and Restated Security Agreement]